Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of NB Bancorp, Inc. of our report dated June 9, 2023, relating to the consolidated financial statements of NB Financial, MHC and Subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Columbia, South Carolina

September 1, 2023